SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  13-4026700
(State of Incorporation or Organization)               (I.R.S. Employer
                                                     Identification no.)
             1585 Broadway
              New York, NY                                  10036
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
333-101155 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                   Name of Each Exchange on Which
            to be so Registered                   Each Class is to be Registered
         -------------------------                ------------------------------

 SATURNS Verizon Global Funding Corp. Debenture   New York Stock Exchange
  Backed Series 2004-1 Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-22 through S-26, respectively, of the Registrant's related Prospectus Supplement, dated January 5, 2004 which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  4.1 The Standard Terms for Trust Agreements, dated March 5, 2003, filed as part of Securities Act Registration Statement No. 333-101155 and the Trust Agreement relating to the Class A Units expected to be filed under cover of Form 8-K within 15 days of the closing date as described in the above referenced Prospectus Supplement.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 7, 2004

                                          MS STRUCTURED ASSET CORP.
                                          (Registrant)


                                          By: /s/ John Kehoe
                                              ------------------------
                                          Name:  John Kehoe
                                          Title: Vice President